NEWS RELEASE

Coeur Reports Fourth Quarter and Full-Year 2016 Results
Chicago, Illinois - February 8, 2017 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE:CDE) today reported 2016 financial results, posting net income of $55.4 million, or $0.34 per share, and cash flow from operating activities of $125.8 million, an increase of $12.3 million, or 11%, over 2015. Adjusted EBITDA1 for the year was $215.2 million, increasing nearly $90 million, or 68%, year-over-year. Over the course of 2016, the Company also meaningfully strengthened its balance sheet, ending the year with total outstanding debt of $210.9 million, a 57% reduction compared to a year ago, net debt1 of $48.7 million, and a year-end cash balance of $162.2 million.
In the fourth quarter, the Company generated a net loss of $8.3 million, or $0.03 per share, due mostly to lower metal prices and a one-time loss of $11.3 million related to the redemption of $190 million in principal of the Company's 7.875% Senior Notes due 2021. Quarterly cash flow from operating activities was $25.5 million and adjusted EBITDA1 was $44.0 million.

Highlights

•
As announced on January 5, 2017, Coeur achieved record production of 3.9 million ounces of silver and 102,500 ounces of gold, or 10.0 million silver equivalent ounces (AgEqOz)[1], for the fourth quarter and 14.8 million ounces of silver and 358,170 ounces of gold, or 36.3 million AgEqOz[1] for the full year

•
For Coeur's primary silver operations, CAS and adjusted CAS per average spot AgEqOz[1] were $11.42 and $11.34, respectively, for the fourth quarter and $11.12 and $10.99 for the full year. The full-year figures represented 10% and 7% year-over-year declines, respectively

•
For Coeur's primary gold operations, fourth quarter CAS and adjusted CAS per gold equivalent ounce (AuEqOz)[1] were $675 and $676, respectively. Relative to 2015, full-year CAS and adjusted CAS per AuEqOz[1] declined 8% and 10%, respectively, to $705 and $688

•
Companywide AISC and adjusted AISC per average spot AgEqOz[1] were $14.56 and $14.52, respectively, for the quarter and $14.27 and $14.09 for the full year. Full-year figures both represent year-over-year decreases of 2%. On a 60:1 equivalence basis, companywide AISC and adjusted AISC per AgEqOz[1] were $16.08 and $15.88, respectively, both within the Company guidance range of $15.75 - $16.25

•	General and administrative expenses were $29.4 million, within Company guidance and representing a year-over-year decrease of 10%

•
Capital expenditures for the quarter were $29.9 million, driven by the ramp-up of Palmarejo underground operations at Guadalupe and Independencia, construction of the Stage IV leach pad expansion at Rochester, and continued development of the Jualin decline at Kensington. Full-year capital expenditures were $101.0 million, below Company guidance of $105 - $115 million

•
Total debt decreased $279.5 million, or 57%, year-over-year. Together with rising adjusted EBITDA[1], the Company's total debt to last twelve month (LTM) adjusted EBITDA[1] declined to 1.0x, down from 3.8x a year ago and 5.5x fifteen months ago

•
In 2016, Coeur monetized several non-core assets for a total consideration of $23.8 million, consistent with its strategy of redeploying capital to higher-return opportunities. This focus has continued into the new year, with the pending Joaquin Project sale announced in January 2017 for total consideration of $25 million plus a 2% NSR

"2016 marked a key inflection point for Coeur. Our silver equivalent production set a new Company record, operating and non-operating costs continued to decline, adjusted EBITDA increased materially, and we achieved strong earnings for the year. In addition, we delivered on our commitment to strengthen our balance sheet by reducing total debt by $280 million,” said Mitchell J. Krebs, Coeur's President and Chief Executive Officer.

“Coeur has entered 2017 well-positioned to continue delivering high-quality growth through ongoing initiatives at our Palmarejo, Kensington, and Rochester operations. In addition, our exploration programs targeting near-mine additions to reserves and resources have been accelerated and are expected to further enhance and extend the economics of our existing operations. Our team has done a terrific job executing our strategic plan and striving to establish a higher standard in all areas of the business.”

Financial and Operating Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Revenue	$665.8	$159.2	$176.2	$182.0	$148.4	$646.1	$164.2
Costs Applicable to Sales	$409.5	$102.0	$105.4	$100.5	$101.6	$479.7	$125.3
General and Administrative Expenses	$29.4	$6.6	$7.1	$7.4	$8.3	$32.8	$8.8
Net Income (Loss)	$55.4	$(8.3)	$69.6	$14.5	$(20.4)	$(367.2)	$(303.0)
Net Income (Loss) Per Share	$0.34	$(0.03)	$0.42	$0.09	$(0.14)	$(2.83)	$(2.28)
Adjusted Net Income (Loss)[1]	$47.8	$2.8	$38.6	$16.9	$(10.5)	$(103.6)	$(44.0)
Adjusted Net Income (Loss)[1] Per Share	$0.29	$0.01	$0.23	$0.11	$(0.06)	$(0.80)	$(0.31)
Weighted Average Shares	163.5	178.6	161.0	157.9	150.2	129.6	145.0
EBITDA[1]	$161.2	$27.4	$50.9	$62.1	$20.8	$(204.0)	$(272.9)
Adjusted EBITDA[1]	$215.2	$44.0	$62.7	$72.0	$37.4	$127.9	$32.9
Cash Flow from Operating Activities	$125.8	$25.5	$47.8	$45.9	$6.6	$113.5	$43.2
Capital Expenditures	$101.0	$29.9	$25.6	$23.3	$22.2	$95.2	$30.0
Free Cash Flow[1]	$(2.4)	$(4.5)	$14.6	$12.2	$(24.7)	$(20.9)	$4.2
Cash, Equivalents & Short-Term Investments	$162.2	$162.2	$222.5	$257.6	$173.4	$200.7	$200.7
Total Debt[2]	$210.9	$210.9	$401.7	$511.1	$511.1	$490.4	$490.4
Average Realized Price Per Ounce – Silver	$17.18	$16.64	$19.61	$17.38	$15.16	$15.46	$14.27
Average Realized Price Per Ounce – Gold	$1,230	$1,170	$1,317	$1,255	$1,178	$1,143	$1,093
Silver Ounces Produced	14.8	3.9	3.5	4.0	3.4	15.9	4.0
Gold Ounces Produced	358,170	102,500	84,871	92,727	78,072	327,908	91,551
Silver Equivalent Ounces Produced[1]	36.3	10.0	8.6	9.6	8.1	35.6	9.5
Silver Ounces Sold	14.3	3.4	3.4	4.0	3.5	16.5	4.4
Gold Ounces Sold	338,131	87,108	83,389	88,543	79,091	335,882	92,032
Silver Equivalent Ounces Sold[1]	34.6	8.6	8.4	9.3	8.3	36.7	9.9
Silver Equivalent Ounces Sold (Average Spot)[1]	39.0	9.6	9.1	10.6	9.8	41.4	11.3
Adjusted CAS per AgEqOz[1]	$11.73	$12.05	$12.10	$10.71	$12.05	$12.75	$12.65
Adjusted CAS per Average Spot AgEqOz[1]	$10.99	$11.34	$11.64	$9.90	$11.00	$11.87	$11.79
Adjusted CAS per AuEqOz[1]	$688	$676	$712	$644	$721	$764	$663
Adjusted AISC per AgEqOz[1]	$15.88	$16.13	$16.46	$14.82	$16.05	$16.16	$15.66
Adjusted AISC per Average Spot AgEqOz[1]	$14.09	$14.52	$15.23	$12.95	$13.51	$14.32	$13.73

Financial Results
During the quarter, the Company realized average silver and gold prices of $16.64 and $1,170 per ounce, representing quarter-over-quarter decreases of 15% and 11%, respectively. Importantly, the average realized gold price in the fourth quarter reflected the impact of the new gold stream agreement with Franco-Nevada, which provides for a payment of $800 per ounce delivered. For the full year, average realized silver and gold prices were $17.18 and $1,230, 11% and 8% higher, respectively, year-over-year.
Fourth quarter revenue was $159.2 million, a decrease of 10% quarter-over-quarter, driven by lower metal prices. Silver metal sales contributed 33% and gold 67%. For the full year, revenue increased 3% to $665.8 million, with silver metal sales contributing 37% and gold 63%.
Costs applicable to sales were $102.0 million for the fourth quarter. Full-year costs applicable to sales were $409.5 million, representing a year-over-year decrease of 15%, primarily driven by lower unit costs. Other contributing factors include increased operating efficiencies, lower input costs, and more favorable currency exchange rates.
Free cash flow1 for the quarter was negatively impacted by an increase in inventory at Palmarejo as well as the acceleration of cash interest paid in connection with the redemption of $190 million in principal of the Company's 7.875% Senior Notes due 2021. The increase in inventory at Palmarejo resulted from the timing of a quarter-end shipment and gold retained for purchase by Franco-Nevada in January 2017.
Fourth quarter expensed exploration was $5.3 million, bringing full-year expensed exploration to $12.9 million, representing a year-over-year increase of 11% due to expanded exploration drilling activities at Palmarejo, Kensington, and Rochester.
Net income in 2016 was $55.4 million, or $0.34 per share. This compares to a net loss of $367.2 million, or $2.83 per share in 2015, which included after-tax, non-cash impairment charges of $313.3 million. Adjusted net income1 in 2016 was $47.8 million, or $0.29 per share, a significant improvement over the adjusted net loss1 in 2015 of $103.6 million, or $0.80 per share.

Operations
Highlights of fourth quarter and full-year 2016 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Underground Operations:
Tons mined	1,047,000	293,706	253,681	283,971	215,642	701,662	189,383
Average silver grade (oz/t)	4.69	5.00	3.96	5.40	4.21	4.06	3.96
Average gold grade (oz/t)	0.08	0.09	0.08	0.08	0.07	0.08	0.06
Surface Operations:
Tons mined	36,906	—	—	1,695	35,211	888,432	102,018
Average silver grade (oz/t)	4.34	—	—	7.77	4.18	3.64	3.86
Average gold grade (oz/t)	0.04	—	—	0.07	0.04	0.03	0.03
Processing:
Total tons milled	1,078,888	287,569	274,644	270,142	246,533	1,616,668	301,274
Average recovery rate – Ag	88.4%	89.1%	85.5%	89.5%	89.1%	84.3%	95.4%
Average recovery rate – Au	86.5%	90.4%	77.7%	86.4%	92.1%	80.6%	88.8%
Silver ounces produced (000's)	4,442	1,269	933	1,307	933	5,149	1,126
Gold ounces produced	73,913	23,906	16,608	18,731	14,668	70,922	14,326
Silver equivalent ounces produced[1] (000's)	8,877	2,703	1,930	2,431	1,813	9,404	1,985
Silver ounces sold (000's)	3,993	937	778	1,350	928	5,448	1,465
Gold ounces sold	59,081	15,558	11,410	19,214	12,899	73,218	18,719
Silver equivalent ounces sold[1] (000's)	7,538	1,872	1,462	2,502	1,702	9,841	2,588
Silver equivalent ounces sold[1] (average spot) (000's)	8,305	2,042	1,555	2,792	1,955	10,865	2,867
Metal sales	$141.3	$32.5	$30.7	$48.3	$29.8	$169.1	$41.6
Costs applicable to sales	$80.8	$20.9	$16.0	$22.9	$21.0	$138.5	$39.8
Adjusted CAS per AgEqOz[1]	$10.55	$11.01	$10.70	$9.02	$11.54	$13.03	$13.48
Adjusted CAS per average spot AgEqOz[1]	$9.57	$10.11	$10.05	$8.09	$10.03	$11.80	$12.15
Exploration expense	$5.1	$2.4	$1.3	$0.6	$0.8	$4.5	$0.5
Cash flow from operating activities	$26.7	$(1.7)	$13.7	$11.3	$3.4	$52.7	$20.3
Sustaining capital expenditures	$22.7	$3.9	$6.7	$5.5	$6.6	$5.5	$(1.4)
Development capital expenditures	$13.1	$4.2	$3.3	$3.4	$2.2	$30.5	$7.0
Total capital expenditures	$35.8	$8.1	$10.0	$8.9	$8.8	$36.0	$5.6
Free cash flow (before royalties)	$(9.1)	$(9.8)	$3.7	$2.4	$(5.4)	$16.7	$14.7
Gold production royalty payments	$27.2	$—	$7.6	$10.5	$9.1	$39.2	$9.0
Free cash flow[1]	$(36.3)	$(9.8)	$(3.9)	$(8.1)	$(14.5)	$(22.5)	$5.7

•
In 2016, legacy open pit and underground operations at Palmarejo were completed while underground operations at Guadalupe and Independencia steadily accelerated, reaching a mining rate of approximately 2,400 and 1,000 tons per day, respectively, as of year-end. The Company is targeting a combined mining rate of 4,500 tons per day by year-end 2017

•
Silver equivalent[1] production increased 40% quarter-over-quarter to 2.7 million ounces as a result of higher mining rates and improved recovery rates. As expected, full-year silver equivalent[1] production declined 6% to 8.9 million as the mine transitioned from legacy Palmarejo operations to higher-grade underground operations at Guadalupe and Independencia

•
Fourth quarter adjusted CAS per average spot AgEqOz[1] was $10.11 while full-year adjusted CAS per average spot AgEqOz[1] was $9.57, representing a year-over-year decrease of 19% as a result of higher grade production, lower input costs, and a more favorable exchange rate

•	Exploration expense increased in the second half of the year as drilling efforts to extend mine life accelerated

•
In July 2016, the 400,000 ounce minimum royalty obligation with Franco-Nevada under the original agreement was satisfied and the new, more favorable gold stream agreement became effective. The first sale under the new stream agreement occurred in the fourth quarter at a gold price of $800 per ounce

•
In 2017, Palmarejo is expected to produce 6.5 - 7.0 million ounces of silver and 110,000 - 120,000 ounces of gold, or 13.1 - 14.2 million silver equivalent[1] ounces at CAS per AgEqOz[1] of $10.00 - $10.50. Using a 69:1 spot silver to gold ratio, Palmarejo's 2017 CAS per spot AgEqOz[1] is expected to be $9.25 - $9.75

•	Capital expenditures are expected to increase to $40 - $45 million in 2017 as a result of the ongoing transition to underground mining operations at Guadalupe and Independencia

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Ore tons placed	19,555,998	3,878,487	4,901,039	6,402,013	4,374,459	16,414,302	4,411,590
Average silver grade (oz/t)	0.57	0.57	0.54	0.54	0.64	0.63	0.60
Average gold grade (oz/t)	0.003	0.002	0.003	0.003	0.004	0.003	0.003
Silver ounces produced (000's)	4,564	1,277	1,161	1,197	929	4,631	1,107
Gold ounces produced	50,751	14,231	12,120	13,940	10,460	52,588	11,564
Silver equivalent ounces produced[1] (000's)	7,609	2,131	1,888	2,033	1,557	7,786	1,800
Silver ounces sold (000's)	4,584	1,205	1,163	1,137	1,079	4,900	1,125
Gold ounces sold	49,320	12,988	11,751	12,909	11,672	57,963	11,587
Silver equivalent ounces sold[1] (000's)	7,543	1,984	1,868	1,912	1,779	8,378	1,821
Silver equivalent ounces sold[1] (average spot) (000's)	8,183	2,128	1,963	2,106	2,009	9,188	1,993
Metal sales	$139.9	$36.2	$37.9	$35.8	$30.0	$143.9	$29.0
Costs applicable to sales	$89.7	$23.7	$21.8	$21.7	$22.5	$104.0	$22.8
Adjusted CAS per AgEqOz[1]	$11.86	$11.99	$11.56	$11.30	$12.61	$12.36	$12.37
Adjusted CAS per average spot AgEqOz[1]	$10.93	$11.16	$11.02	$10.24	$11.17	$11.28	$11.32
Exploration expense	$0.8	$0.4	$0.1	$0.2	$0.1	$1.3	$0.1
Cash flow from operating activities	$28.4	$7.6	$9.5	$9.2	$2.1	$32.1	$0.4
Sustaining capital expenditures	$7.8	$1.5	$1.2	$2.6	$2.5	$10.3	$5.3
Development capital expenditures	$8.6	$4.3	$2.2	$1.3	$0.8	$15.0	$5.5
Total capital expenditures	$16.4	$5.8	$3.4	$3.9	$3.3	$25.3	$10.8
Free cash flow[1]	$12.0	$1.8	$6.1	$5.3	$(1.2)	$6.8	$(10.4)

•
Fourth quarter silver equivalent[1] production increased 13% quarter-over-quarter to 2.1 million ounces due to improved Stage III leach pad performance resulting from strong ore placement rates throughout 2016. Full-year silver equivalent[1] production was 7.6 million ounces

•	Tons placed of 19.6 million in 2016 was approximately 19% higher year-over-year and the highest since Rochester first began operating in 1986

•	Adjusted CAS per average spot AgEqOz[1] increased slightly to $11.16 in the fourth quarter and decreased 3% to $10.93 for the full year

•
Full-year free cash flow[1] was $12.0 million, representing an increase of $5.2 million, or 76%, over 2015. This was primarily driven by increased production, lower unit costs, and lower capital expenditures

•	Construction of the Stage IV leach pad expansion remains on-schedule and on-budget, with commissioning expected in the third quarter of 2017

•
Full-year 2017 production expected to be 4.2 - 4.7 million ounces of silver and 47,000 - 52,000 ounces of gold, or 7.0 - 7.8 million silver equivalent[1] ounces at CAS per AgEqOz[1] of $11.50 - $12.00. Using a 69:1 spot silver to gold ratio, Rochester's 2017 CAS per spot AgEqOz[1] is expected to be $10.75 - $11.25

•	Capital expenditures are expected to increase to $30 - $35 million in 2017 due to continued construction of the Stage IV leach pad expansion

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Tons milled	620,209	163,410	140,322	157,117	159,360	660,464	159,666
Average gold grade (oz/t)	0.21	0.22	0.20	0.22	0.21	0.20	0.22
Average recovery rate	94.7%	94.4%	94.8%	94.1%	95.8%	94.9%	96.0%
Gold ounces produced	124,331	33,688	26,459	32,210	31,974	126,266	33,713
Gold ounces sold	121,688	28,864	30,998	30,178	31,648	131,553	29,989
Metal sales	$146.6	$34.2	$40.2	$36.5	$35.7	$148.7	$31.7
Costs applicable to sales	$96.7	$23.0	$26.7	$22.6	$24.4	$105.6	$23.7
Adjusted CAS per AuOz[1]	$790	$801	$859	$740	$761	$798	$777
Exploration expense	$3.5	$1.3	$1.2	$1.0	$—	$2.6	$0.3
Cash flow from operating activities	$50.8	$11.4	$18.0	$7.7	$13.7	$37.7	$4.5
Sustaining capital expenditures	$22.8	$8.9	$5.2	$4.3	$4.4	$14.8	$5.5
Development capital expenditures	$14.0	$3.7	$3.4	$3.2	$3.7	$9.0	$4.0
Total capital expenditures	$36.8	$12.6	$8.6	$7.5	$8.1	$23.8	$9.5
Free cash flow[1]	$14.0	$(1.2)	$9.4	$0.2	$5.6	$13.9	$(5.0)

•
Fourth quarter gold production was the highest of the year, increasing 27% quarter-over-quarter to 33,688 ounces due to higher tons milled and higher grades. Full-year production was near the high end of the Company's guidance range at 124,331 ounces of gold

•
Fourth quarter adjusted CAS per gold ounce (AuOz)[1] decreased 7% quarter-over-quarter to $801 due to higher grades. Full-year adjusted CAS per AuOz[1] was within guidance at $790 and represented a 1% decrease year-over-year

•	Despite a year-over-year $13.0 million increase in capital expenditures, free cash flow[1] remained flat in 2016 at $14.0 million

•	2017 production is expected to be 120,000 - 125,000 ounces of gold at CAS per AuOz[1] of $800 - $850

•	Capital expenditures are expected to increase to over $40 million in 2017 primarily as a result of ongoing development of the Jualin deposit, where production is expected to begin late in the year

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Ore tons placed	4,268,105	1,178,803	1,199,008	915,631	974,663	3,600,279	1,147,130
Average silver grade (oz/t)	0.28	0.29	0.24	0.28	0.30	0.23	0.21
Average gold grade (oz/t)	0.032	0.027	0.033	0.037	0.031	0.030	0.032
Average plant recovery rate – Au	94.3%	98.9%	94.4%	88.5%	95.9%	89.5%	96.3%
Gold ounces produced	109,175	30,675	29,684	27,846	20,970	78,132	31,947
Silver ounces produced (000's)	105	32	25	35	13	56	18
Gold equivalent ounces produced[1]	110,927	31,202	30,106	28,433	21,186	79,061	32,231
Silver ounces sold (000's)	95	30	17	33	15	49	17
Gold ounces sold	108,042	29,698	29,230	26,242	22,872	73,148	31,737
Gold equivalent ounces sold[1]	109,620	30,204	29,508	26,786	23,122	73,965	32,014
Metal sales	$136.7	$35.5	$39.3	$34.0	$27.9	$84.1	$35.7
Costs applicable to sales	$66.4	$16.9	$19.7	$14.3	$15.5	$52.2	$17.8
Adjusted CAS per AuEqOz[1]	$575	$556	$559	$534	$667	$706	$556
Exploration expense	$—	$—	$—	$—	$—	$0.1	$0.1
Cash flow from operating activities	$62.4	$15.4	$21.1	$16.2	$9.7	$32.0	$18.1
Sustaining capital expenditures	$4.8	$1.3	$0.6	$1.5	$1.4	$3.2	$1.2
Development capital expenditures	$—	$—	$—	$—	$—	$—	$—
Total capital expenditures	$4.8	$1.3	$0.6	$1.5	$1.4	$3.2	$1.2
Free cash flow[1]	$57.6	$14.1	$20.5	$14.7	$8.3	$28.8	$16.9

•	Gold production in the fourth quarter was 30,675 ounces, the strongest quarter of 2016. The concurrent decline in average gold grade for the period was anticipated due to seasonal mine sequencing

•
Full-year production of 109,175 ounces of gold exceeded the high-end of Company guidance by over 9,000 ounces and represented an increase of 40% compared to 2015. This was largely the result of two additional months of production, as well as improved grades and plant recovery rates

•
Fourth quarter adjusted CAS per AuEqOz[1] was relatively flat quarter-over-quarter at $556, while full-year adjusted CAS per AuEqOz[1] beat guidance, decreasing 19% to $575, primarily due to lower mining and leaching costs

•	Full-year free cash flow[1] of $57.6 million brings total free cash flow to $86.4 million since the acquisition of Wharf in February 2015 for $99 million

•
Production in 2017 is expected to be 85,000 - 90,000 ounces of gold at CAS per AuEqOz[1] of $775 - $825, both of which reflect the anticipated completion of the higher-grade Golden Reward deposit by mid-year

San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Tons milled	1,666,787	368,131	450,409	440,441	407,806	1,713,079	475,695
Average silver grade (oz/t)	3.69	3.96	3.43	3.79	3.64	3.75	3.84
Average recovery rate	88.8%	86.3%	88.7%	87.4%	93.1%	84.6%	84.9%
Silver ounces produced (000's)	5,469	1,259	1,370	1,458	1,382	5,436	1,550
Silver ounces sold (000's)	5,411	1,218	1,391	1,418	1,384	5,495	1,564
Metal sales	$93.9	$19.9	$27.5	$25.2	$21.3	$84.7	$22.4
Costs applicable to sales	$74.2	$17.3	$20.8	$18.6	$17.5	$75.8	$20.0
Adjusted CAS per AgOz[1]	$13.46	$13.97	$14.40	$12.97	$12.56	$13.63	$12.48
Exploration expense	$—	$—	$—	$—	$—	$0.1	$—
Cash flow from operating activities	$29.4	$4.1	$8.6	$11.2	$5.5	$26.1	$10.0
Sustaining capital expenditures	$6.6	$1.8	$3.0	$1.3	$0.5	$6.2	$2.5
Development capital expenditures	$—	$—	$—	$—	$—	$—	$—
Total capital expenditures	$6.6	$1.8	$3.0	$1.3	$0.5	$6.2	$2.5
Free cash flow[1]	$22.8	$2.3	$5.6	$9.9	$5.0	$19.9	$7.5

•	Fourth quarter silver production decreased 8% quarter-over-quarter to 1.3 million ounces due to an ongoing water shortage in Bolivia resulting from nationwide drought conditions

•	Full-year silver production was relatively constant at 5.5 million ounces

•
Fourth quarter and full-year adjusted CAS per silver ounce (AgOz)[1] decreased 3% quarter-over-quarter and 1% year-over-year, respectively, to $13.97 and $13.46. Fourth quarter CAS per AgOz[1] benefited from higher grade ore while the decrease in full-year CAS per AgOz[1] was driven by lower consumables costs

•	Cash flow from operating activities and free cash flow[1] for the full year were $29.4 million and $22.8 million, respectively, representing year-over-year increases of 13% and 15%

•	The Company's 2017 production guidance is 5.4 - 5.9 million silver ounces at CAS per AgOz[1] of $14.00 - $14.50

Coeur Capital

(Dollars in millions, except per ounce amounts)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Tons milled	219,430	52,711	42,335	37,521	86,863	767,314	198,927
Average silver grade (oz/t)	2.48	2.09	2.28	1.66	3.17	1.87	2.05
Average recovery rate	45.6%	39.8%	58.2%	52.5%	41.9%	43.8%	42.1%
Silver ounces produced (000's)	248	44	56	33	115	629	171
Silver ounces sold (000's)	262	58	46	35	123	615	193
Metal sales	$4.1	$0.9	$0.8	$0.5	$1.9	$8.7	$2.4
Royalty revenue	$3.3	$(0.2)	$(0.1)	$1.8	$1.8	$6.9	$1.5
Costs applicable to sales (Endeavor silver stream)	$1.7	$—	$0.4	$0.3	$1.0	$3.5	$1.0
CAS per AgOz[1]	$6.56	$7.06	$8.10	$7.94	$5.35	$5.72	$5.50
Cash flow from operating activities	$0.2	$2.2	$0.4	$(3.2)	$0.8	$8.2	$0.8
Free cash flow[1]	$0.2	$2.2	$0.4	$(3.2)	$0.8	$8.2	$0.8

•	Fourth quarter and full-year silver production from the Company's silver stream on the Endeavor mine in Australia decreased 21% quarter-over-quarter and 61% year-over-year, respectively, to 43,901 and

247,998 ounces, due to the operator's decision to reduce mining rates in response to lower lead and zinc prices

•	2017 production is expected to be 300,000 - 400,000 ounces of silver due to an anticipated increase in production following recent improvements in zinc and lead prices

•	Royalty revenue decreased compared to 2015 primarily due to non-core asset sales during the year that totaled $23.8 million

Exploration
Fourth quarter expensed exploration was $5.3 million, bringing full-year expensed exploration to $12.9 million, an 11% year-over-year increase, due to expanded exploration drilling activities. Fourth quarter and full-year capitalized drilling were $2.5 million and $12.9 million, respectively. As of year-end, the Company had 17 drill rigs active across Palmarejo, Kensington, Rochester, La Preciosa, and two early-stage exploration properties and had completed over 400,896 feet (122,195 meters) of combined core and reverse circulation drilling throughout the year.

Highlights from Coeur’s expanded exploration program in 2016 include:

•
Increased both surface and underground drilling at Palmarejo, and specifically at the Guadalupe and Independencia mines and the Los Bancos and Nación-Dana deposits, with eight drill rigs active at year-end

•	Accelerated surface and underground exploration at Kensington with a focus on growth at Kensington Main as well as at Jualin, Raven, and several new veins discovered through surface sampling programs

•	Continued extension and infill of the East Rochester discovery as well as resource conversion drilling within the western portions of the main pit

•	Development of a new geologic model for Wharf, which is expected to set the stage for continued resource growth

In 2017, the expensed exploration budget has been nearly doubled to $23 - $25 million with a continued focus on resource growth. Another $11 - $13 million of capital is expected to be allocated to resource conversion. Priorities for 2017 include:

•	Increased step-out drilling at all of our mine sites, with the largest budget allocation to Palmarejo

•	Continued definition drilling at La Preciosa

•	Early-stage exploration in Mexico, USA, and Canada focused on developing a long-term pipeline of high-quality projects

Full-Year 2017 Outlook
Full-year 2017 guidance highlights are provided below. Production guidance remains unchanged from the guidance published January 5, 2017.

•	Expected silver equivalent[1] production increase driven by ongoing acceleration of Palmarejo underground operations offset by lower expected production at Wharf

•	Higher expected CAS per AuEqOz[1] at Wharf due to anticipated completion of mining of the higher-grade Golden Reward deposit, higher tons mined compared to 2016, and one-time plant maintenance expenses

•	Anticipated increase in capital expenditures driven by carryover from 2016, the Stage IV leach pad expansion at Rochester, and higher underground development levels at Kensington and Palmarejo

•	Higher exploration expense primarily due to step-out drilling at Palmarejo, definition drilling at La Preciosa, and early-stage exploration

2017 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	6,500 - 7,000	110,000 - 120,000	13,100 - 14,200
Rochester	4,200 - 4,700	47,000 - 52,000	7,020 - 7,820
San Bartolomé	5,400 - 5,900	—	5,400 - 5,900
Endeavor	300 - 400	—	300 - 400
Kensington	—	120,000 - 125,000	7,200 - 7,500
Wharf	—	85,000 - 90,000	5,100 - 5,400
Total	16,400 - 18,000	362,000 - 387,000	38,120 - 41,220

2017 Cost Outlook

	2017 Guidance Based On		2016 Results[3] Based On
(dollars in millions, except per ounce amounts)	60:1	69:1 Spot	60:1	Average Spot
CAS per AgEqOz[1] – Palmarejo	$10.00 - $10.50	$9.25 - $9.75	$10.55	$9.57
CAS per AgEqOz[1] – Rochester	$11.50 - $12.00	$10.75 - $11.25	$11.86	$10.93
CAS per AgOz[1] – San Bartolomé	$14.00 - $14.50		$13.46
CAS per AuOz[1] – Kensington	$800 - $850		$790
CAS per AuEqOz[1] – Wharf	$775 - $825		$575
Capital Expenditures	$115 - $135		$101
General and Administrative Expenses	$28 - $32		$29
Exploration Expense	$23 - $25		$13
AISC per AgEqOz[1]	$15.75 - $16.25	$14.50 - $15.00	$15.88	$14.09

Conference Call Information
Coeur will report its full operational and financial results for fourth quarter and full-year 2016 on February 8, 2017 after the New York Stock Exchange closes for trading. There will be a conference call on February 9, 2017 at 11:00 a.m. Eastern time.

Dial-In Numbers:     (855) 560-2581 (US)
(855) 669-9657 (Canada)
                                (412) 542-4166 (International)
Conference ID:        Coeur Mining
The conference call and presentation will also be webcast on the Company’s website www.coeur.com. Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Peter C. Mitchell, Senior Vice President and Chief Financial Officer, Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer, Hans Rasmussen, Senior Vice President of Exploration, and other members of management. A replay of the call will be available through February 23, 2017.
Replay numbers:      (877) 344-7529 (US)
(855) 669-9658 (Canada)
                            (412) 317-0088 (International)
Conference ID:        100 98 890

About Coeur
Coeur Mining is a well-diversified, growing precious metals producer with five precious metals mines in the Americas employing approximately 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the San Bartolomé silver mine in Bolivia. The Company also has a non-operating interest in the Endeavor mine in Australia. In addition, the Company owns the La Preciosa project in Mexico, a silver-gold exploration stage project. Coeur conducts ongoing exploration activities in Alaska, Nevada, South Dakota, and Mexico.

Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding interest expense, production, costs, capital expenditures, expenses, mining rates, development activity at Palmarejo and Kensington, expansion at Rochester, transitioning to a lower-cost, high-quality profitable precious metals producer, cash flow, mine lives, growth, operations at Kensington and Wharf, drilling, resource growth and conversion, development of a pipeline of future projects, and exploration efforts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third parties), the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the absence of control over and reliance on third parties to operate mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations (including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located), the loss of access to any third-party smelter to whom Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, the political risks and uncertainties associated with recent developments in Bolivia, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Christopher Pascoe, Coeur's Director, Technical Services and a qualified person under Canadian National Instrument 43-101, approved the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, net debt, total debt to LTM adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, net debt, total debt to LTM adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Form 10-K for the year ended December 31, 2016.

Notes
1. EBITDA, adjusted EBITDA, net debt, total debt to LTM adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), all-in sustaining costs, and adjusted all-in sustaining costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, a 60:1 silver to gold ratio is assumed except where noted as average spot prices. Please see table below for average silver and gold spot prices during the period and the silver to gold ratio. Free cash flow is defined as cash flow from operating activities less capital expenditures and gold production royalty payments. Please see table in Appendix for the calculation of consolidated free cash flow.
2. Includes capital leases. Net of debt issuance costs and premium received.
3. 2016 results reflect adjusted CAS and AISC. Please see reconciliation tables in the Appendix for additional information.

Average Spot Prices

	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Average Silver Spot Price Per Ounce	$17.14	$17.19	$19.61	$16.78	$14.85	$15.68	$14.77
Average Gold Spot Price Per Ounce	$1,251	$1,222	$1,335	$1,260	$1,183	$1,160	$1,106
Average Silver to Gold Spot Equivalence	73:1	71:1	68:1	75:1	80:1	74:1	75:1

For Additional Information:
Courtney Lynn, Vice President, Investor Relations and Treasurer
(312) 489-5837

www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Year ended December 31,
	2016	2015	2014
	In thousands, except share data
Revenue	$665,777	$646,086	$635,742
COSTS AND EXPENSES
Costs applicable to sales(1)	409,541	479,654	477,945
Amortization	123,161	143,751	162,436
General and administrative	29,376	32,834	40,845
Exploration	12,930	11,647	21,740
Write-downs	4,446	313,337	1,472,721
Pre-development, reclamation, and other	17,219	17,793	26,037
Total costs and expenses	596,673	999,016	2,201,724
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	(21,365)	15,916	—
Fair value adjustments, net	(11,581)	5,202	3,618
Interest expense, net of capitalized interest	(36,920)	(45,703)	(47,546)
Other, net	1,875	(15,931)	(5,218)
Total other income (expense), net	(67,991)	(40,516)	(49,146)
Income (loss) before income and mining taxes	1,113	(393,446)	(1,615,128)
Income and mining tax (expense) benefit	54,239	26,263	428,254
NET INCOME (LOSS)	$55,352	$(367,183)	$(1,186,874)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of $(767) and $1,446 for the years ended December 31, 2016, and 2014, respectively	3,222	(4,154)	(2,290)
Reclassification adjustments for impairment of equity securities, net of tax of $(2,552) for the year ended December 31, 2014	703	2,346	4,042
Reclassification adjustments for realized (gain) loss on sale of equity securities, net of tax of $(219) for the year ended December 31, 2014	(2,691)	894	346
Other comprehensive income (loss)	1,234	(914)	2,098
COMPREHENSIVE INCOME (LOSS)	$56,586	$(368,097)	$(1,184,776)

NET INCOME (LOSS) PER SHARE
Basic	$0.35	$(2.83)	$(11.59)

Diluted	$0.34	$(2.83)	$(11.59)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Year ended December 31,
	2016	2015	2014
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$55,352	(367,183)	(1,186,874)
Adjustments:
Amortization	123,161	143,751	162,436
Accretion	10,248	14,149	16,246
Deferred income taxes	(71,350)	(40,838)	(448,905)
Loss on termination of revolving credit facility	—	—	3,035
(Gain) Loss on extinguishment of debt	21,365	(15,916)	—
Fair value adjustments, net	11,581	(5,202)	(3,618)
Stock-based compensation	9,715	9,272	9,288
Impairment of equity securities	703	2,346	6,593
Write-downs	4,446	313,337	1,472,721
Other	(1,067)	16,303	124
Changes in operating assets and liabilities:
Receivables	9,011	17,560	(11,611)
Prepaid expenses and other current assets	(826)	(3,063)	5,635
Inventory and ore on leach pads	(35,591)	19,573	12,971
Accounts payable and accrued liabilities	(10,931)	9,453	15,507
CASH PROVIDED BY OPERATING ACTIVITIES	125,817	113,542	53,548
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(101,013)	(95,193)	(64,244)
Acquisitions, net	(1,417)	(110,846)	(21,329)
Proceeds from the sale of assets	16,296	607	329
Purchase of investments	(178)	(1,880)	(50,513)
Sales and maturities of investments	7,077	605	54,344
Other	(4,208)	(4,586)	(321)
CASH USED IN INVESTING ACTIVITIES	(83,443)	(211,293)	(81,734)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	269,556	—	—
Issuance of notes and bank borrowings	—	153,500	167,784
Payments on debt, capital leases, and associated costs	(322,801)	(84,715)	(25,902)
Gold production royalty payments	(27,155)	(39,235)	(48,395)
Other	172	(542)	(509)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(80,228)	29,008	92,978
Effect of exchange rate changes on cash and cash equivalents	(678)	(1,404)	(621)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(38,532)	(70,147)	64,171
Cash and cash equivalents at beginning of period	200,714	270,861	206,690
Cash and cash equivalents at end of period	$162,182	$200,714	$270,861

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$162,182	$200,714
Receivables	60,431	85,992
Inventory	106,026	81,711
Ore on leach pads	64,167	67,329
Prepaid expenses and other	17,981	10,942
	410,787	446,688
NON-CURRENT ASSETS
Property, plant and equipment, net	216,796	195,999
Mining properties, net	558,455	589,219
Ore on leach pads	67,231	44,582
Restricted assets	17,597	11,633
Equity securities	4,488	2,766
Receivables	30,951	24,768
Deferred tax assets	191	1,942
Other	12,413	14,892
TOTAL ASSETS	$1,318,909	$1,332,489
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$53,335	$52,153
Accrued liabilities and other	42,743	50,532
Debt	12,039	10,431
Royalty obligations	4,995	24,893
Reclamation	3,522	2,071
	116,634	140,080
NON-CURRENT LIABILITIES
Debt	198,857	479,979
Royalty obligations	4,292	4,864
Reclamation	95,804	83,197
Deferred tax liabilities	74,798	147,132
Other long-term liabilities	60,037	55,761
	433,788	770,933
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 180,933,287 at December 31, 2016 and 151,339,136 at December 31, 2015	1,809	1,513
Additional paid-in capital	3,314,590	3,024,461
Accumulated other comprehensive income (loss)	(2,488)	(3,722)
Accumulated deficit	(2,545,424)	(2,600,776)
	768,487	421,476
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,318,909	$1,332,489

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Net income (loss)	$55,352	$(8,306)	$69,557	$14,497	$(20,396)	$(367,183)	$(303,000)
Interest expense, net of capitalized interest	36,920	6,857	8,068	10,875	11,120	45,703	11,758
Income tax provision (benefit)	(54,239)	(1,122)	(54,455)	(768)	2,106	(26,263)	(17,811)
Amortization	123,161	29,929	27,763	37,505	27,964	143,751	36,190
EBITDA	161,194	27,358	50,933	62,109	20,794	(203,992)	(272,863)
Fair value adjustments, net	11,581	(1,654)	961	3,579	8,695	(5,202)	(1,546)
Impairment of equity securities	703	683	—	20	—	2,346	317
Foreign exchange loss	10,720	3,435	1,466	5,655	164	15,769	2,597
(Gain) loss on sale of assets	(11,334)	339	(7,462)	(3,126)	(1,085)	352	(168)
(Gain) loss on debt extinguishment	21,365	11,325	10,040	—	—	(15,916)	(16,187)
Corporate reorganization costs	—	—	—	—	—	647	133
Transaction-related costs	1,199	1	26	792	380	2,112	99
Asset retirement obligation accretion	8,369	2,147	2,096	2,066	2,060	8,191	2,288
Inventory adjustments and write-downs	6,917	389	4,665	946	1,944	10,207	4,901
Write-downs	4,446	—	—	—	4,446	313,337	313,337
Adjusted EBITDA	$215,160	$44,023	$62,725	$72,041	$37,398	$127,851	$32,908

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Net income (loss)	$55,352	$(8,306)	$69,557	$14,497	$(20,396)	$(367,183)	$(303,000)
Fair value adjustments, net	11,581	(1,654)	961	3,579	8,695	(5,202)	(1,546)
Impairment of equity securities	703	683	—	20	—	2,346	317
Write-downs	4,446	—	—	—	4,446	313,337	313,337
Inventory write-downs	3,689	—	3,689	—	—	—	—
(Gain) loss on sale of assets	(11,334)	339	(7,462)	(3,126)	(1,085)	352	(168)
(Gain) loss on debt extinguishments	21,365	11,325	10,040	—	—	(15,916)	(16,187)
Corporate reorganization costs	—	—	—	—	—	647	133
Transaction-related costs	1,199	1	26	792	380	2,112	99
Deferred tax on reorganization	(40,767)	—	(40,767)	—	—	—	—
Foreign exchange (gain) loss	(1,034)	351	2,549	(2,810)	(1,124)	1,599	753
Tax effect of adjustments	2,583	—	(38)	$3,996	$(1,375)	(35,734)	$(37,727)
Adjusted net income (loss)	$47,783	$2,739	$38,555	$16,948	$(10,459)	$(103,642)	$(43,989)

Adjusted net income (loss) per share - Basic	$0.30	$0.01	$0.24	$0.11	$(0.06)	$(0.80)	$(0.31)
Adjusted net income (loss) per share - Diluted	$0.29	$0.01	$0.23	$0.11	$(0.06)	$(0.80)	$(0.31)

Consolidated Debt Reconciliation

(Dollars in thousands)	2016		2015		LTM 3Q 2015
Cash and cash equivalents	$162,182		$200,714		$205,708
Total debt	210,896		490,410		545,986
Net debt	48,714		289,696		340,278
LTM adjusted EBITDA	215,160		127,851		99,713
Total debt / LTM adjusted EBITDA	1.0	x	3.8	x	5.5x
Net debt / LTM adjusted EBITDA	0.2	x	2.3	x	3.4x

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	2016	4Q 2016	3Q 2016	2Q 2016	1Q 2016	2015	4Q 2015
Cash flow from operating activities	$125,817	$25,449	$47,812	$45,939	$6,617	$113,542	$43,217
Capital expenditures	(101,013)	(29,926)	(25,627)	(23,288)	(22,172)	(95,193)	(30,035)
Gold production royalty payments	(27,155)	—	(7,563)	(10,461)	(9,131)	(39,235)	(8,954)
Free cash flow	(2,351)	(4,477)	14,622	12,190	(24,686)	(20,886)	4,228

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Year Ended December 31, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$117,419	$111,564	$80,799	$2,363	$312,145	$131,518	$87,000	$218,518	$530,663
Amortization	36,599	21,838	6,633	644	65,714	34,787	20,621	55,408	121,122
Costs applicable to sales	$80,820	$89,726	$74,166	$1,719	$246,431	$96,731	$66,379	$163,110	$409,541
Silver equivalent ounces sold	7,538,311	7,542,740	5,411,057	262,078	20,754,186				34,632,666
Gold equivalent ounces sold						121,688	109,620	231,308
Costs applicable to sales per ounce	$10.72	$11.90	$13.71	$6.56	$11.87	$795	$606	$705	$11.83
Inventory adjustments	(0.17)	(0.04)	(0.25)	—	(0.14)	(5)	(31)	(17)	(0.20)
Adjusted costs applicable to sales per ounce	$10.55	$11.86	$13.46	$6.56	$11.73	$790	$575	$688	$11.63

Costs applicable to sales per average spot ounce	$9.73	$10.97			$11.12				$10.50
Inventory adjustments	(0.16)	(0.04)			(0.13)				(0.18)
Adjusted costs applicable to sales per average spot ounce	$9.57	$10.93			$10.99				$10.32

Costs applicable to sales									$409,541
Treatment and refining costs									4,307
Sustaining capital(1)									77,841
General and administrative									29,376
Exploration									12,930
Reclamation									15,504
Project/pre-development costs									7,481
All-in sustaining costs									$556,980
Silver equivalent ounces sold									20,754,186
Kensington and Wharf silver equivalent ounces sold									13,878,480
Consolidated silver equivalent ounces sold									34,632,666
All-in sustaining costs per silver equivalent ounce									$16.08
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.88

All-in sustaining costs per average spot silver equivalent ounce									$14.27
Inventory adjustments									$(0.18)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$14.09

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$29,667	$29,581	$18,514	$557	$78,319	$31,577	$21,861	$53,438	$131,757
Amortization	8,784	5,844	1,303	148	16,079	8,584	4,982	13,566	29,645
Costs applicable to sales	$20,883	$23,737	$17,211	$409	$62,240	$22,993	$16,879	$39,872	$102,112
Silver equivalent ounces sold	1,871,178	1,983,393	1,217,659	57,903	5,130,133				8,674,273
Gold equivalent ounces sold						28,864	30,205	59,069
Costs applicable to sales per ounce	$11.16	$11.97	$14.13	$7.06	$12.13	$797	$559	$675	$11.77
Inventory adjustments	(0.15)	0.02	(0.16)	—	(0.08)	4	(3)	1	(0.04)
Adjusted costs applicable to sales per ounce	$11.01	$11.99	$13.97	$7.06	$12.05	$801	$556	$676	$11.73

Costs applicable to sales per average spot ounce	$10.24	$11.14			$11.42				$10.59
Inventory adjustments	(0.13)	0.02			(0.08)				(0.04)
Adjusted costs applicable to sales per average spot ounce	$10.11	$11.16			$11.34				$10.55

Costs applicable to sales									$102,112
Treatment and refining costs									1,261
Sustaining capital									19,850
General and administrative									6,587
Exploration									5,261
Reclamation									3,537
Project/pre-development costs									1,693
All-in sustaining costs									$140,301
Silver equivalent ounces sold									5,130,133
Kensington and Wharf silver equivalent ounces sold									3,544,140
Consolidated silver equivalent ounces sold									8,674,273
All-in sustaining costs per silver equivalent ounce									$16.17
Inventory adjustments									$(0.04)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.13

All-in sustaining costs per average spot silver equivalent ounce									$14.56
Inventory adjustments									$(0.04)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$14.52

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$21,794	$27,027	$22,536	$486	$71,843	$34,755	$26,158	$60,913	$132,756
Amortization	5,761	5,244	1,723	113	12,841	8,046	6,461	14,507	27,348
Costs applicable to sales	$16,033	$21,783	$20,813	$373	$59,002	$26,709	$19,697	$46,406	$105,408
Silver equivalent ounces sold	1,462,401	1,868,085	1,390,552	46,069	4,767,107				8,397,467
Gold equivalent ounces sold						30,998	29,508	60,506
Costs applicable to sales per ounce	$10.96	$11.66	$14.97	$8.10	$12.38	$862	$668	$767	$12.55
Inventory adjustments	(0.26)	(0.10)	(0.57)	—	(0.28)	(3)	(109)	(55)	(0.56)
Adjusted costs applicable to sales per ounce	$10.70	$11.56	$14.40	$8.10	$12.10	$859	$559	$712	$11.99

Costs applicable to sales per average spot ounce	$10.29	$11.11			$11.91				$11.62
Inventory adjustments	(0.24)	(0.09)			(0.27)				(0.52)
Adjusted costs applicable to sales per average spot ounce	$10.05	$11.02			$11.64				$11.10

Costs applicable to sales									$105,408
Treatment and refining costs									761
Sustaining capital									19,762
General and administrative									7,113
Exploration									3,706
Reclamation									4,036
Project/pre-development costs									2,133
All-in sustaining costs									$142,919
Silver equivalent ounces sold									4,767,107
Kensington and Wharf silver equivalent ounces sold									3,630,360
Consolidated silver equivalent ounces sold									8,397,467
All-in sustaining costs per silver equivalent ounce									$17.02
Inventory adjustments									$(0.56)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.46

All-in sustaining costs per average spot silver equivalent ounce									$15.75
Inventory adjustments									$(0.52)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$15.23

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$37,630	$27,158	$20,498	$365	$85,651	$32,419	$19,470	$51,889	$137,540
Amortization	14,765	5,437	1,853	84	22,139	9,808	5,128	14,936	37,075
Costs applicable to sales	$22,865	$21,721	$18,645	$281	$63,512	$22,611	$14,342	$36,953	$100,465
Silver equivalent ounces sold	2,502,442	1,911,885	1,418,455	35,411	5,868,193				9,286,033
Gold equivalent ounces sold						30,178	26,786	56,964
Costs applicable to sales per ounce	$9.14	$11.36	$13.14	$7.94	$10.82	$749	$535	$649	$10.82
Inventory adjustments	(0.12)	(0.06)	(0.17)	—	(0.11)	(9)	(1)	(5)	(0.10)
Adjusted costs applicable to sales per ounce	$9.02	$11.30	$12.97	$7.94	$10.71	$740	$534	$644	$10.72

Costs applicable to sales per average spot ounce	$8.20	$10.30			$10.00				$9.45
Inventory adjustments	(0.11)	(0.06)			(0.10)				(0.09)
Adjusted costs applicable to sales per average spot ounce	$8.09	$10.24			$9.90				$9.36

Costs applicable to sales									$100,465
Treatment and refining costs									1,128
Sustaining capital									21,019
General and administrative									7,400
Exploration									2,233
Reclamation									4,170
Project/pre-development costs									2,098
All-in sustaining costs									$138,513
Silver equivalent ounces sold									5,868,193
Kensington and Wharf silver equivalent ounces sold									3,417,840
Consolidated silver equivalent ounces sold									9,286,033
All-in sustaining costs per silver equivalent ounce									$14.92
Inventory adjustments									$(0.10)
Adjusted all-in sustaining costs per silver equivalent ounce									$14.82

All-in sustaining costs per average spot silver equivalent ounce									$13.04
Inventory adjustments									$(0.09)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$12.95

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$28,327	$27,798	$19,251	$955	$76,331	$32,767	$19,512	$52,279	$128,610
Amortization	7,289	5,313	1,754	299	14,655	8,349	4,051	12,400	27,055
Costs applicable to sales	$21,038	$22,485	$17,497	$656	$61,676	$24,418	$15,461	$39,879	$101,555
Silver equivalent ounces sold	1,702,290	1,779,377	1,384,391	122,694	4,988,752				8,274,952
Gold equivalent ounces sold						31,648	23,122	54,770
Costs applicable to sales per ounce	$12.36	$12.64	$12.64	$5.35	$12.36	$772	$669	$728	$12.27
Inventory adjustments	(0.82)	(0.03)	(0.08)	—	(0.31)	(11)	(2)	(7)	(0.23)
Adjusted costs applicable to sales per ounce	$11.54	$12.61	$12.56	$5.35	$12.05	$761	$667	$721	$12.04

Costs applicable to sales per average spot ounce	$10.74	$11.20			$11.28				$10.34
Inventory adjustments	(0.71)	(0.03)			(0.28)				(0.20)
Adjusted costs applicable to sales per average spot ounce	$10.03	$11.17			$11.00				$10.14

Costs applicable to sales									$101,555
Treatment and refining costs									1,158
Sustaining capital									16,710
General and administrative									8,276
Exploration									1,731
Reclamation									3,759
Project/pre-development costs									1,558
All-in sustaining costs									$134,747
Silver equivalent ounces sold									4,988,752
Kensington and Wharf silver equivalent ounces sold									3,286,200
Consolidated silver equivalent ounces sold									8,274,952
All-in sustaining costs per silver equivalent ounce									$16.28
Inventory adjustments									$(0.23)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.05

All-in sustaining costs per average spot silver equivalent ounce									$13.71
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$13.51

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Year Ended December 31, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$170,899	$127,900	$93,625	$9,059	$401,483	$147,880	$68,575	$216,455	$617,938
Amortization	32,423	23,906	17,798	5,539	79,666	42,240	16,378	58,618	138,284
Costs applicable to sales	$138,476	$103,994	$75,827	$3,520	$321,817	$105,640	$52,197	$157,837	$479,654
Silver equivalent ounces sold	9,840,705	8,377,823	5,495,369	615,022	24,328,919				36,659,759
Gold equivalent ounces sold						131,553	73,961	205,514
Costs applicable to sales per ounce	$14.07	$12.41	$13.80	$5.72	$13.23	$803	$706	$768	$13.08
Inventory adjustments	(1.04)	(0.05)	(0.17)	—	(0.48)	(5)	—	(4)	(0.34)
Adjusted costs applicable to sales per ounce	$13.03	$12.36	$13.63	$5.72	$12.75	$798	$706	$764	$12.74

Costs applicable to sales per average spot ounce	$12.75	$11.32			$12.31				$11.60
Inventory adjustments	(0.95)	(0.04)			(0.44)				(0.30)
Adjusted costs applicable to sales per average spot ounce	$11.80	$11.28			$11.87				$11.30

Costs applicable to sales									$479,654
Treatment and refining costs									4,801
Sustaining capital									53,362
General and administrative									32,834
Exploration									11,647
Reclamation									16,769
Project/pre-development costs									5,674
All-in sustaining costs									$604,741
Silver equivalent ounces sold									24,328,919
Kensington and Wharf silver equivalent ounces sold									12,330,840
Consolidated silver equivalent ounces sold									36,659,759
All-in sustaining costs per silver equivalent ounce									$16.50
Inventory adjustments									$(0.34)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.16

All-in sustaining costs per average spot silver equivalent ounce									$14.62
Inventory adjustments									$(0.30)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$14.32

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$47,207	$27,716	$24,372	$2,579	$101,874	$33,298	$25,033	$58,331	$160,205
Amortization	7,426	4,944	4,311	1,519	18,200	9,503	7,246	16,749	34,949
Costs applicable to sales	$39,781	$22,772	$20,061	$1,060	$83,674	$23,795	$17,787	$41,582	$125,256
Silver equivalent ounces sold	2,588,185	1,820,471	1,564,155	192,768	6,165,579				9,885,699
Gold equivalent ounces sold						29,988	32,014	62,002
Costs applicable to sales per ounce	$15.37	$12.51	$12.83	$5.50	$13.57	$793	$556	$671	$12.67
Inventory adjustments	(1.89)	(0.14)	(0.35)	—	(0.92)	(16)	—	(8)	(0.62)
Adjusted costs applicable to sales per ounce	$13.48	$12.37	$12.48	$5.50	$12.65	$777	$556	$663	$12.05

Costs applicable to sales per average spot ounce	$13.88	$11.44			$12.66				$11.14
Inventory adjustments	(1.73)	(0.12)			(0.87)				(0.57)
Adjusted costs applicable to sales per average spot ounce	$12.15	$11.32			$11.79				$10.57

Costs applicable to sales									$125,256
Treatment and refining costs									964
Sustaining capital									16,567
General and administrative									8,855
Exploration									1,689
Reclamation									4,963
Project/pre-development costs									2,691
All-in sustaining costs									$160,985
Silver equivalent ounces sold									6,165,579
Kensington and Wharf silver equivalent ounces sold									3,720,120
Consolidated silver equivalent ounces sold									9,885,699
All-in sustaining costs per silver equivalent ounce									$16.28
Inventory adjustments									$(0.62)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.66

All-in sustaining costs per average spot silver equivalent ounce									$14.30
Inventory adjustments									$(0.57)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$13.73

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for 2017 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$211,000	$108,380	$102,000	$3,750	$425,130	$130,500	$83,800	$214,300	$639,430
Amortization	69,200	19,860	18,500	—	107,560	29,100	11,500	40,600	148,160
Costs applicable to sales	$141,800	$88,520	$83,500	$3,750	$317,570	$101,400	$72,300	$173,700	$491,270
Silver equivalent ounces sold	14,000,000	7,680,000	5,900,000	380,000	27,960,000				40,800,000
Gold equivalent ounces sold						124,000	90,000	214,000
Costs applicable to sales per ounce guidance	$10.00 - $10.50	$11.50 - $12.00	$14.00 - $14.50			$800 - $850	$775 - $825

Costs applicable to sales									$491,270
Treatment and refining costs									4,300
Sustaining capital, including capital lease payments									88,000
General and administrative									30,000
Exploration									24,000
Reclamation									14,000
Project/pre-development costs									5,700
All-in sustaining costs									$657,270
Silver equivalent ounces sold									27,960,000
Kensington and Wharf silver equivalent ounces sold									12,840,000
Consolidated silver equivalent ounces sold									40,800,000
All-in sustaining costs per silver equivalent ounce guidance									$15.75 - $16.25

Reconciliation of All-in Sustaining Costs per 69:1 Spot Silver Equivalent Ounce
for 2017 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$211,000	$108,380	$102,000	$3,750	$425,130	$130,500	$83,800	$214,300	$639,430
Amortization	69,200	19,860	18,500	—	107,560	29,100	11,500	40,600	148,160
Costs applicable to sales	$141,800	$88,520	$83,500	$3,750	$317,570	$101,400	$72,300	$173,700	$491,270
Silver equivalent ounces sold	15,000,000	8,110,000	5,900,000	380,000	29,390,000				44,156,000
Gold equivalent ounces sold						124,000	90,000	214,000
Costs applicable to sales per ounce guidance	$9.25 - $9.75	$10.75 - $11.25	$14.00 - $14.50			$800 - $850	$775 - $825

Costs applicable to sales									$491,270
Treatment and refining costs									4,300
Sustaining capital, including capital lease payments									88,000
General and administrative									30,000
Exploration									24,000
Reclamation									14,000
Project/pre-development costs									5,700
All-in sustaining costs									$657,270
Silver equivalent ounces sold									29,390,000
Kensington and Wharf silver equivalent ounces sold									14,766,000
Consolidated silver equivalent ounces sold									44,156,000
All-in sustaining costs per silver equivalent ounce guidance									$14.50 - $15.00

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for 2016 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$130,000	$120,000	$87,000	$2,500	$339,500	$137,000	$82,000	$219,000	$558,500
Amortization	40,000	28,000	7,000	1,000	76,000	37,000	20,000	57,000	133,000
Costs applicable to sales	$90,000	$92,000	$80,000	$1,500	$263,500	$100,000	$62,000	$162,000	$425,500
Silver equivalent ounces sold	9,105,000	8,430,000	5,700,000	220,000	23,455,000				36,955,000
Gold equivalent ounces sold						125,000	100,000	225,000
Costs applicable to sales per ounce guidance	$9.75-$10.25	$10.40-$11.35	$13.50-$14.25			$775-$825	$600-$650

Costs applicable to sales									$425,500
Treatment and refining costs									4,500
Sustaining capital, including capital lease payments									75,000
General and administrative									30,000
Exploration									15,000
Reclamation									16,000
Project/pre-development costs									5,000
All-in sustaining costs									$571,000
Silver equivalent ounces sold									23,455,000
Kensington and Wharf silver equivalent ounces sold									16,085,250
Consolidated silver equivalent ounces sold									39,540,250
All-in sustaining costs per silver equivalent ounce guidance									$14.25-$14.75